MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB2 of Reflections of the Heart Inc, of our report dated August 8, 2007 on our audit of the financial statements of Reflections of the Heart Inc as of March 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows from Inception July 27, 2005 through March 31, 2007, the twelve months ended December 31, 2006 and Inception July 27, 2005 through December 31, 2005. and for the periods then ended, and the use of our review report dated August 21, 2007 on our review of the interim financial statements of Reflections of the Heart Inc as of the three months ended June 30, 2007 and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

August 28, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501